EXHIBIT 32.2

Section 1350 Certification of the Chief Financial Officer

I, Eric Rivera, Chief Financial Officer of Photronics, Inc. (the “Company”), certify, to my knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
The Annual Report on Form 10-K of the Company for the fiscal year ended October 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished pursuant to 18 U.S.C. § 1350 and will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

/s/ ERIC RIVERA
Eric Rivera
Executive Vice President, Chief Financial Officer
(Principal Financial Officer / Principal Accounting Officer)
December 18, 2024